EXHIBIT 11.1

                MGIC INVESTMENT CORPORATION AND SUBSIDIARIES
              STATEMENT RE COMPUTATION OF NET INCOME PER SHARE
                 Three Months Ended March 31, 1997 and 1996

                                                     Three Months Ended
                                                          March 31,
                                                     ------------------
                                                       1997       1996
                                                      ------     ------
                                                  (In thousands of dollars,
                                                   except per share data)
PRIMARY NET INCOME PER SHARE

Adjusted shares outstanding:
  Average common shares outstanding                   59,054     58,788
  Net shares to be issued upon exercise of
    dilutive stock options after applying
    treasury stock method                                607        620
                                                     -------    -------
  Adjusted shares outstanding                         59,661     59,408
                                                     =======    =======
Net income                                           $72,436    $58,460
                                                     =======    =======
Primary net income per share                         $  1.21    $  0.98
                                                     =======    =======

FULLY DILUTED NET INCOME PER SHARE

Adjusted shares outstanding:
  Average common shares outstanding                   59,054     58,788
  Net shares to be issued upon exercise of
    dilutive stock options after applying
    treasury stock method                                607        620
                                                     -------    -------
  Adjusted shares outstanding                         59,661     59,408
                                                     =======    =======
Net income                                           $72,436    $58,460
                                                     =======    =======
Fully diluted net income per share                   $  1.21    $  0.98
                                                     =======    =======
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